UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On May 6, 2021, Accuray Incorporated (the “Company”) entered into privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s outstanding 3.75% Convertible Senior Notes due 2022 (the “2022 notes”) who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to exchange (the “Exchange”) approximately $82.1 million aggregate principal amount of the Exchange Participants’ existing 2022 notes for $97.1 million aggregate principal amount of the Company’s newly-issued 3.75% convertible senior notes due 2026 (the “new notes”). Separately, the Company agreed to purchase an aggregate of approximately 3.1 million shares of its common stock (the “Repurchase”) in privately negotiated transactions with a financial intermediary at a price per share of $4.51, equal to the last reported sale price of Accuray common stock on May 6, 2021, in order to facilitate the Exchange. These repurchases could increase, or prevent a decrease in, the market price of Accuray’s common stock or the new notes.

Subscription Agreements

On May 6, 2021, the Company also entered into privately-negotiated agreements (the “Subscription Agreements” and, together with the Exchange Agreements, the “Agreements”) with certain qualified investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”) to sell $2.9 million aggregate principal amount of new notes to the Purchasers (the “Subscription” and, together with the Exchange, the “Transactions”). As discussed above, the proceeds from the Subscription, along with cash on hand, will be used to fund the Repurchase.

The Transactions are expected to close on May 13, 2021, subject to customary closing conditions. Consummation of the Subscription is conditioned on the closing of the Exchange.

Following the closing of the Transactions, the Company anticipates that $2.9 million aggregate principal amount of the 2022 notes will remain outstanding.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

New Senior Secured Credit Agreement

On May 6, 2021, the Company entered into a senior secured credit agreement (the “Credit Agreement”) by and among the Company, as borrower (the “Borrower”), Silicon Valley Bank, individually as a lender and agent (“Agent”), and the other lenders from time to time parties thereto (together with Silicon Valley Bank as a lender, the “Lenders”). The Credit Agreement provides for a new five-year $80 million term loan (the “Term Loan Facility”) and a $40 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”).

The Facilities’ stated maturity date is May 6, 2026, but the Facilities may mature earlier than the stated maturity if certain conditions set forth in the Credit Agreement are not met, including the new notes maturing prior to their stated maturity.

The Borrower’s obligations under the Credit Agreement are secured by first-priority liens on substantially all assets of the Borrower and TomoTherapy Incorporated (“TomoTherapy”), a direct, wholly-owned subsidiary of the Company, subject to certain exceptions.

Interest on the borrowings under the Facilities is payable in arrears on the applicable interest payment date at an annual interest rate of reserve-adjusted, 90-day LIBOR (subject to a 0.50% floor) plus, initially, 3.00% and after the Agent receives copies of the consolidated financial statements of the Borrower for the fiscal quarter ending June 30, 2021: 3.25% if the Consolidated Senior Net Leverage Ratio (as defined in the Credit Agreement) is greater than or equal to 3.00:1.00; 3.00% if the Consolidated Senior Net Leverage Ratio is greater than or equal to 2.00:1.00 but less than 3.00:1.00; 2.75% if the Consolidated Senior Net Leverage Ratio is greater than or equal to 1.00:1.00 but less than 2.00:1.00; and 2.50% if the Consolidated Senior Net Leverage Ratio is less than 1.00:1.00. The Credit Agreement requires the Borrower to pay the Lenders an unused commitment fee equal to, initially, 0.35% per annum of the average unused portion of the Revolving Credit Facility and after the Agent receives copies of the consolidated financial statements of the Borrower for the fiscal quarter ending June 30, 2021: 0.40% per annum of the average unused portion of the Revolving Credit Facility if the Consolidated Senior Net Leverage Ratio is greater than or equal to 3.00:1.00; 0.35% per annum of the average unused portion of the Revolving Credit Facility if the Consolidated Senior Net Leverage Ratio is greater than or equal to 2.00:1.00 but less than 3.00:1.00; 0.30% per annum of the average unused portion of the Revolving Credit Facility if the Consolidated Senior Net Leverage Ratio is greater than or equal to 1.00:1.00 but less than 2.00:1.00; and 0.25% per annum of the average unused portion of the Revolving Credit Facility if the Consolidated Senior Net Leverage Ratio is less than 1.00:1.00. If all or a portion of the Loans under the Term Loan Facility are prepaid, then the Company will be required to pay a fee equal to 1% of the of the aggregate amount of the loans so prepaid, subject to certain exceptions.

The Credit Agreement contains restrictions and covenants applicable to the Company and its subsidiaries. Among other requirements, the Company may not permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than a certain specified ratio for each fiscal quarter during the term of the Credit Agreement or the Consolidated Senior Net Leverage Ratio to be greater than a certain specified ratio for each fiscal quarter during the term of the Credit Agreement.

The Credit Agreement also contains customary covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. The Credit Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending June 30, 2021.

Amendment of Existing Credit Facilities

On May 6, 2021, the Company entered into (i) an amendment (the “Revolving Loan Amendment”) to the credit and security agreement, dated as of June 14, 2017 (as amended or otherwise modified, the “Existing Revolving Facility”), by and among the Company, TomoTherapy, MidCap Financial Trust and the other parties thereto and (ii) an amendment (the “Term Loan Amendment” and, together with the Revolving Loan Amendment, the “Amendments”) to the credit and security agreement, dated as of December 15, 2017 (as amended or otherwise modified, the “Existing Term Loan Facility” and, together with the Existing Revolving Facility, the “Existing Facilities”), by and among the Company TomoTherapy, MidCap Financial Trust and the other parties thereto. The Amendments amended the Existing Revolving Facility and Existing Term Loan Facility to, among other things and subject to certain conditions, permit the Company to enter into the Agreements and consummate the Transactions.

Item 1.02 Termination of Material Definitive Agreements

On May 13, 2021, the proceeds from the Credit Facility, plus available cash on hand, are expected to be used to repay all outstanding obligations and terminate all commitments under the Existing Facilities. The Existing Term Loan Facility and the Existing Revolving Facility are expected to be terminated on May 13, 2021. The material terms of the Existing Facilities have been previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The new notes are expected to be issued to the Exchange Participants and the Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is

relying on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On May 6, 2021, the Company issued a press release announcing entry into the Agreements and a press release announcing the entry into the Credit Agreement. A copy of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated as of May 6, 2021, between Accuray Incorporated and each signatory thereto

10.2	Form of Subscription Agreement, dated as of May 6, 2021, between Accuray Incorporated and each signatory thereto

99.1	Press Release dated May 6, 2021

99.2	Press Release dated May 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accuray Incorporated

By:	/s/ Shig Hamamatsu
Name: Shig Hamamatsu
Title: Chief Financial Officer

Date: May 12, 2021